Exhibit 10.6

AMENDMENT No. 1 of LNG SALE AND PURCHASE AGREEMENT (FOB)

THIS AMENDMENT NO. 1 OF LNG SALE AND PURCHASE AGREEMENT (FOB) (this “Amendment”), dated February 27, 2018, is hereby entered into by and between Corpus Christi Liquefaction, LLC, a Delaware limited liability company whose principal place of business is located at 700 Milam St., Suite 1900, Houston, TX 77002 (“Seller” or “CCLNG”), and Gas Natural Fenosa LNG GOM, Limited (“Buyer”), a company registered in the Republic of Ireland whose principal place of business is located at 24-28 Tara Street, Dublin D02 CX89, Ireland. Buyer and Seller are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, Gas Natural Fenosa LNG SL, an affiliate of Buyer, and Seller entered into that certain LNG Sale and Purchase Agreement (FOB) dated June 2, 2014, which was assigned by Gas Natural Fenosa LNG SL to Buyer by that certain Binding Assignment and Assumption Agreement Notice dated September 5, 2016 (the “Agreement”).

WHEREAS, the Parties wish to ensure conformity of Section 26.1 (Trade Law Compliance) of the Agreement to the requirements of the applicable orders.

WHEREAS, this Amendment is hereby entered into by the Parties pursuant to Section 24.4 (Amendments and Waiver) of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Definitions. Capitalized terms used but not defined herein shall have the meaning provided in the Agreement.

2.	Amendment.

a.	Parties agree to delete the definition of “Non-FTA Export Authorization” in Section 1.1 in its entirety and replace it with the following:
“Non-FTA Export Authorization: that certain order number 3638 from the Office of Fossil Energy of the U.S. Department of Energy dated 12th May 2015 granting to Seller, or an Affiliate of Seller, the long-term authorization to export at least the volume per annum of LNG sold and delivered pursuant to this Agreement by vessel from the Corpus Christi Facility, to all countries that have not entered into a free trade agreement with the United States of America requiring the national treatment for trade in natural gas, which currently has or in the future develops the capacity to import LNG, and with which trade is not prohibited by United Sates law or policy, for a term which is at least twenty (20) years, as the same may be supplemented, amended, modified, changed, superseded or replaced from time to time;”

b.	Parties agree to delete Section 26.1 (Trade Law Compliance) in its entirety and replace it with the following:
“Buyer acknowledges and agrees that it will resell or transfer LNG purchased hereunder for delivery only to countries identified in Ordering Paragraph B of DOE/FE Order No. 3164, issued October 16, 2012 in FE Docket No. 12-99-LNG and/or to purchasers that have agreed in writing to limit their direct or indirect resale or transfer of such LNG to such countries. Alternatively, if Buyer resells or transfers LNG purchased hereunder to countries identified in Ordering Paragraph F of DOE/FE Order No. 3638, issued May 12, 2015 in FE Docket No. 12-97-LNG, Buyer acknowledges and agrees that it shall resell or transfer LNG purchased hereunder for delivery only to the countries identified in Ordering Paragraph F of DOE/FE Order No. 3638, issued May 12, 2015, in FE Docket No. 12-97-LNG and/or to purchasers that have agreed in writing to limit their direct or indirect resale or transfer of such LNG to such countries. Buyer further commits to cause a report to be provided to both Cheniere Marketing, LLC and Seller that identifies the country of destination, upon delivery, into which the exported LNG was actually delivered, and to include in any resale contract for such LNG the necessary conditions to ensure that both Cheniere Marketing, LLC and Seller are made aware of all such actual destination countries. Each Party agrees to comply with the Export Authorizations. If any Export Authorization requires conditions to be included in this Agreement then, within fifteen (15) days following the issuance of the Export Authorization imposing such condition, the Parties shall discuss the appropriate changes to be made to this Agreement to comply with such Export Authorization and shall amend this Agreement accordingly. Buyer represents and warrants that the final delivery of LNG received pursuant to the terms of this Agreement are permitted and lawful under United States of America laws and policies, including the rules, regulations, orders, policies, and other determinations of the United States Department of Energy, the Office of Foreign Assets Control of the United States Department of the Treasury and the Federal Energy Regulatory Commission, and Buyer shall not take any action which would cause any Export Authorization to be withdrawn, revoked, suspended or not renewed. Buyer shall promptly provide to Seller all information required by Seller and Cheniere Marketing, LLC, to comply with the Export Authorizations and shall provide the delivery destination reports (as described in this Section ý26.1) for all LNG sold hereunder, to Seller and Cheniere Marketing, LLC, not later than the fifteenth (15th) Day of the Month following the Month in which any relevant LNG is delivered to the country of destination. In addition to the information required pursuant to this Section ý26.1, such delivery destination reports shall contain any other information required by the applicable Export Authorization.”

3.	Miscellaneous

a.	Force and Effect. All provisions of the Agreement not specifically amended hereby shall remain in full force and effect.

b.	Further Assurances. Each Party hereby agrees to take all such action as may be necessary to effectuate fully the purposes of this Amendment, including causing this Amendment or any document contemplated herein to be duly registered, notarized, attested, consularized and stamped in any applicable jurisdiction.

c.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (United States of America) without regard to principles of conflict of laws that would specify the use of other laws.

d.
Confidentiality; Dispute Resolution; Immunity. The provisions of Section 19 (Confidentiality), Section 21.1 (Dispute Resolution), and Section 21.4 (Immunity) of the Agreement shall apply in this Amendment as if incorporated herein mutatis mutandis on the basis that references therein to the Agreement are to this Amendment.

e.
Entire Agreement. The Agreement, as amended by this Amendment, constitutes the entire agreement between the Parties, and includes all promises and representations, express or implied, and supersedes all other prior agreements and representations, written or oral, between the Parties relating to the subject matter thereof.

f.
Amendments and Waiver. This Amendment may not be supplemented, amended, modified or changed except by an instrument in writing signed by all Parties. A Party shall not be deemed to have waived any right or remedy under this Amendment by reason of such Party’s failure to enforce such right or remedy.

g.	Successors. The terms and provisions of this Amendment shall inure to the benefit of and shall be binding upon the Parties and their respective successors and permitted assigns.

h.
Severability. If a court of competent jurisdiction or arbitral tribunal determines that any clause or provision of this Amendment is void, illegal, or unenforceable, the other clauses and provisions of the Amendment shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal, or unenforceable shall be limited so that they shall remain in effect to the maximum extent permissible by law.

i.
No Third Party Beneficiaries. Except as expressly contemplated by the Agreement, nothing in this Amendment shall entitle any party other than the Parties to this Amendment to any claim, cause of action, remedy or right of any kind.

j.
Counterparts. This Amendment may be executed by signing the original or a counterpart thereof (including by facsimile or email transmission). If this Amendment is executed in counterparts, all counterparts taken together shall have the same effect as if the undersigned parties hereto had signed the same instrument.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned Parties has caused this Amendment to be executed as of the date first above written.

SELLER:	BUYER:

Corpus Christi Liquefaction, LLC	Gas Natural Fenosa LNG GOM, Limited

/s/ Tim Wyatt	/s/ Ignacio Martin
Name: Tim Wyatt	Name: Ignacio Martin

Title: Vice President, Commercial Operations	Title: Head of LNG Supply

Signature Page to Amendment No. 1 of LNG Sale and Purchase Agreement